Exhibit 10.2

FIRST AMENDMENT TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this "First Amendment") is made as of August 14, 2012, by and between WRI CAPITAL GROUP II LLC, a Georgia limited liability company (“Seller”), and REVEN ACQUISITIONS, LLC, a Delaware limited liability company (“Buyer”) with reference to the following recitals:

RECITALS

A. Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement, dated as of July 30, 2012 ("Purchase Agreement"), pursuant to which Seller agreed to sell and Buyer agreed to purchase from Seller, that certain real property consisting of ten (10) single family homes, in the City of Atlanta, Georgia, and which is more particularly defined in the Purchase Agreement as the “Property,” all upon the terms and subject to the conditions contained in the Purchase Agreement.

B. Seller and Buyer have agreed to amend the Purchase Agreement as set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, in reliance on the foregoing recitals, and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1.                  Definitions. All initially-capitalized terms used in this First Amendment without definition shall have the meanings given such terms in the Purchase Agreement.

2.                  Excluded Properties. Buyer and Seller agree that the property located at 9182 Jefferson Village Drive, Covington, Georgia is an “Excluded Property” (as that term is defined in Section 5(c) of the Purchase Agreement).

3.                  Purchase Price. The Basic Terms set forth in the Purchase Agreement are hereby amended to provide that the Purchase Price is reduced by the amount allocated to the Excluded Property. The amended Purchase Price is Six Hundred Twenty-Nine Thousand Seven-Hundred Sixty-Three and 61/100 Dollars ($629,736.39).

4.                  Replacement of Exhibit A. Buyer and Seller acknowledge and agree that Exhibit A to the Purchase Agreement is deleted and replaced with Exhibit A, attached to this First Amendment.

5.                  Counterparts. This First Amendment may be executed in counterparts, each of which shall be an original and when all counterparts are taken together they will constitute one and the same agreement.

6.                  Electronic Signatures. Seller and Buyer may deliver their respective signatures to this First Amendment by facsimile, e-mail, or other electronic transmission. A party that receives an executed signature page from the other party by electronic transmission may rely upon that signature page as if it was a signed original.

IN WITNESS WHEREOF, each party hereto has caused this First Amendment to be duly executed on its behalf as of the day and year stated above.

SELLER:	WRI CAPITAL GROUP II LLC, a Georgia limited liability company By: /s/ Lance Popp Name: Lance Popp Its: Manager
BUYER:	REVEN ACQUISITIONS, LLC, a Delaware limited liability company By: /s/ Chad Carpenter Name: Chad Carpenter Its: Chief Executive Officer

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EXHIBIT A

DESCRIPTION OF PROPERTies

No.	Address	Zip Code	Price
1	1740 Camden Forrest Trail Riverdale, Georgia	30296	$69,749.28
2	11352 Michelle Way Hampton, Georgia	30228	$67,756.45
3	7220 Little Fawn Parkway Palmetto, Georgia	30268	$67,756.45
4	205 Highgate Trail, Covington, Georgia	30016	$69,749.28
5	5242 Station Circle, Norcross GA	30238	$71,742.12
6	615 Cowan Road Covington, Georgia	30016	$73,734.96
7	110 Bear Run Ct Palmetto, GA	30268	$67,756.45
8	924 Lake Terrace Drive, Stone Mountain, Georgia	30088	$69,749.28
9	4860 Lost Colony Stone Mountain, GA	30088	$71,742.12
			$629,736.39

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